THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE REPRESENTATIONS AND AGREEMENTS MADE BY THE RECORD PAYEE HEREOF SET FORTH IN THIS NOTE.

GAMMACAN LTD.

CAPITAL NOTE

No. 1

Date: August 17, 2004

FOR VALUE RECEIVED, the undersigned, GAMMACAN LTD., an Israeli company with its offices at 36 Dinur St., Kfar Saba, Israel (the "Company"), does hereby covenant and promise to pay to San Jose International, Inc. (the "Payee"), whose address is: 1500 - 800 West Pender Street Vancouver, BC V6C 2V6 Canada, the sum of 3,629,600 NIS (three million six hundred and twenty nine thousand six hundred NIS) (the "Note Amount"), on the twentieth (20th) anniversary from the date hereof (the "Due Date"), subject to the terms and conditions set forth herein.

1. No Interest; No Linkage. This Note is non-interest bearing, and Payee shall not be entitled to payment of any interest on the Note Amount. The Note Amount is not linked to any index or factor whatsoever, and shall not be increased in any way or manner whatsoever.

2. Payment. Payment of Note Amount shall be made by check payable to Payee, in U.S. dollars or in Israeli Shekels, at the discretion of the Company. If payment is to be made in US Dollars, payment shall be made at the Bank of Israel Representative U.S. Dollar Exchange Rate in effect at the time of payment. Dispatch of the aforesaid banker's check to Payee by courier, to the applicable address as set forth above or such other address as is notified by the Payee shall be deemed to be final and complete payment of this Note, subject to receipt by the Payee of the check and the payment of the check upon presentation to the bank. The Company shall give to Payee advance notice at least 5 days before the date set for payment of this Note.

3. Limited Transferability.

3.1 This Note is not registered under the Securities Act of 1933 or the Israeli Securities Law nor does the Company have any obligation to register this Note.

3.2 This Note may not be negotiated, sold, transferred, assigned or hypothecated by Payee.

4. Late Payment. Any payment hereunder made by the Company more than 30 days after its Due Date, shall bear a late payment premium of 15% per annum, which shall be due with any such late payment.

5. Payee Not Shareholder. Except as otherwise provided herein, this Note does not confer upon Payee any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder.

6. Headings. The headings of this Note have been inserted as a matter of convenience and shall not affect the construction hereof.

7. Notices. Unless otherwise provided, any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or seven (7) business days after deposit with a National Post Office, for dispatch by registered mail and addressed to Payee to be notified at the address designated by Payee and to the Company at the address of its principal offices set forth above. With respect to Payees located outside Israel, such notice shall be deemed effectively given upon personal delivery to the party to be notified, 7 business days after deposit with a National Post Office for dispatch by registered airmail, or when given by telex, telecopier, electronic mail or other form of rapid written communication, provided that the recipient confirms receipt.

8. Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to notes made and performed within such State (regardless of the laws that might otherwise govern under applicable Israel principles of conflicts of law.

9. Jurisdiction. The parties irrevocably agree that the courts located in Tel Aviv, Israel, shall have exclusive jurisdiction to settle any disputes arising out of or in connection with this Agreement and that any proceedings arising out of or in connection with this Agreement shall be brought in such courts.

10. Miscellaneous

10.1 This Note contains the entire and exclusive agreement of the parties regarding the subject matter hereof, and supersedes all prior agreements, understandings and commitments, whether written or oral, between the parties regarding such subject matter.

10.2 This Note may be modified or amended only in writing, by an instrument executed by the Company and the Payee.

10.3 If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect and will be construed in order to give effect to the provisions of this Note.

IN WITNESS WHEREOF, the Company has executed this Capital Note as of the date first written above.

GammaCan Ltd.

By: /s/ signed